Exhibit 3.79

CERTIFICATE OF INCORPORATION

OF

TI ACQUISITION INC.

1. The name of the Corporation is:    TI ACQUISITION INC.

2. The address of the registered office of the Corporation in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the Corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Cent ($.01). All such shares are of one class and are shares of Common Stock.

5. The board of directors of the Corporation shall have the power to make, adopt, alter, amend or repeal the by-laws of the Corporation. The election of directors of the Corporation need not be by written ballot.

6. The name and mailing address of the incorporator of the Corporation are:

Lauren B. Ezrol

Time Inc.

1271 Avenue of the Americas

New York, New York 10020

THE UNDERSIGNED, being the sole incorporator of the Corporation, for the purpose of forming a corporation pursuant to the General Corporation Law of the state of Delaware, does hereby sign this Certificate of Incorporation this 1st day of April, 1998.

/s/ Lauren B. Ezrol
Lauren B. Ezrol
Sole Incorporator

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 11:00 AM 04/01/1998 981125982 – 2871192

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

TI ACQUISITION INC.

TI Acquisition Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: That by action without a meeting pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation duly adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declared said amendment to be advisable and submitted said amendment to the sole stockholder of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that paragraph 1 of the Certificate of Incorporation of the Corporation be amended so as to read in its entirety as follows:

“1. The name of the corporation is: Time Inc. Home Entertainment”.

SECOND: That, thereafter, pursuant to the resolution of its Board of Directors, the sole stockholder of the Corporation by written consent pursuant to Section 228 of the General Corporation Law of Delaware consented to the above amendment to the Corporation’s Certificate of Incorporation.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 11:02 AM 04/01/1998 981125997 – 2871192

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by Richard I. Friedman, its Assistant Secretary, as of the 1st day of April, 1998.

/s/ Richard I. Friedman
Richard I. Friedman
Assistant Secretary

– 2 –	TOTAL P. 06

State of Delaware Secretary of State Division of Corporations Delivered 01:13 PM 04/12/2010 FILED 01:11 PM 04/12/2010 SRV 100372454 – 2871192 FILE

CERTIFICATE OF AMENDMENT OF

THE CERTIFICATE OF INCORPORATION OF

TIME INC. HOME ENTERTAINMENT

Time Inc. Home Entertainment, a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY THAT:

FIRST:    That by action without a meeting pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation duly adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declared said amendment advisable and submitted said amendment to the sole stockholder of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that paragraph 1 of the Certificate of Incorporation of the Corporation be amended so as to read in its entirety as follows:

“1. The name of the corporation is: “Time Home Entertainment Inc.”

SECOND:    That thereafter, pursuant to the resolution of its Board of Directors, the sole stockholder of the Corporation by written consent pursuant to Section 228 of the General Corporation Law of Delaware consented to the above amendment to the Corporation’s Certificate of Incorporation.

THIRD:    That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by Lauren Ezrol Klein, its Assistant Secretary, as of the 12th day of April, 2010.

By:	/s/ Lauren Ezrol Klein
Lauren Ezrol Klein
Assistant Secretary

State of Delaware Secretary of State Division of Corporations Delivered 05:14 PM 02/13/2015 FILED 05:00 PM 02/13/2015 SRV 150198676 – 2871192 FILE

CERTIFICATE OF AMENDMENT OF

THE CERTIFICATE OF INCORPORATION OF

TIME HOME ENTERTAINMENT INC.

Time Home Entertainment Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”). DOES HEREBY CERTIFY THAT:

FIRST:    That by action without a meeting pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation duly adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declared said amendment advisable and submitted said amendment to the sole stockholder of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that paragraph 1 of the Certificate of Incorporation of the Corporation be amended so as to read in its entirety as follows:

“1. The name of the corporation is: “Time Inc. Books.”

SECOND:    That thereafter, pursuant to the resolution of its Board of Directors, the sole stockholder of the Corporation by written consent pursuant to Section 228 of the General Corporation Law of Delaware consented to the above amendment to the Corporation’s Certificate of lncorporation.

THIRD:    That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by Lauren Ezrol Klein, its Assistant Secretary, as of the 13th day of February, 2015.

By:	/s/ Lauren Ezrol Klein
Lauren Ezrol Klein
Assistant Secretary

State of Delaware Secretary of State Division of Corporations Delivered 05:49 PM 11/14/2018 FILED 05:49 PM 11/14/2018 SR 20187647460 - File Number 2871192

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST:    That at a meeting of the Board of Directors of Time Inc. Books resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “1” so that, as amended, said Article shall be and read as follows:

The name of the corporation is TI Inc. Books.

SECOND:    That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD:    That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 31st day of October, 2018.

By:	/s/ Joseph H. Ceryanec
Authorized Officer

Title:	President & CEO

Name:	Joseph H. Ceryanec
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